UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2010

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PECO II, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1376 State Route 598, Galion, Ohio 44833

(Address of principal executive offices) (Zip Code)

(419) 468-7600

Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2010, PECO II, Inc. (the “Company”), its wholly-owned subsidiary, PECO II Global Services, Inc., and John G. Heindel, the Company’s Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Treasurer, entered into an employment agreement (the “Employment Agreement”). The terms and conditions of the Employment Agreement include, but are not limited to, the following:

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The Employment Agreement has an initial term ending on December 31, 2011. At the end of the Term, including any renewal extensions thereof, the Employment Agreement will automatically renew for an additional one-year period, unless either party gives 90 days’ prior written notice to the other party of its intent not to renew the Employment Agreement.

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Mr. Heindel will receive an annual base salary of $300,000, which will be reviewed and may be increased by the Board of Directors of the Company.

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Provided that the Agreement is in effect on such dates, the Company shall grant Mr. Heindel such number of shares of restricted stock under the Company’s Amended 2000 Performance Plan, or any successor plan, equal to (i) $40,000 divided by (ii) the closing price of PECO’s common stock on the date of grant, on each of January 4, 2010 and January 3, 2011. The grants of restricted stock will vest on December 31, 2010 and December 31, 2011, respectively.

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Mr. Heindel will be eligible to participate in any cash bonus plan which is established from time to time in an amount determined by the Compensation/ Nominating Committee of the Board of Directors of the Company (the “Committee”), and Mr. Heindel will be eligible for awards granted under the Company’s Amended 2000 Performance Plan, at the discretion of the Committee.

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Mr. Heindel is entitled to a car allowance of $750 per month during the term of the Employment Agreement.

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The Company agreed to obtain a life insurance policy for a duration of not less than the term of the Employment Agreement upon the life of Mr. Heindel in the amount of $1,000,000, which policy shall be payable $500,000 together with gross-up of premiums to the beneficiaries of the Employee and any balance to the Company.

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In the event of a termination due to the death or Disability (as defined in the Employment Agreement) of Mr. Heindel, Mr. Heindel’s employment will be deemed terminated as of the end of the month in which such death occurs or Disability is determined, and the Company will pay to Mr. Heindel, or his beneficiary, base salary and benefits for a period of 90 days from the deemed termination date. In addition, Mr. Heindel’s stock options will immediately vest 100% upon his death or Disability and may be exercised for 90 days from the deemed termination date but not later than their expiration date.

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In the event of a termination of Mr. Heindel for Cause (as defined in the Employment Agreement), all obligations of the Company to Mr. Heindel shall cease.

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If a change of control (as defined in the Employment Agreement) occurs at any time during the term of the Employment Agreement, and within six months of the date of the change of control either (i) Mr. Heindel terminates his employment for any reason or (ii) the Company terminates Mr. Heindel’s employment for any reason other than for Cause, then Mr. Heindel is entitled to the following: 2.0 times the sum of (a) Mr. Heindel’s annual salary in effect on the date of termination (salary shall be defined as the combination of cash payments and restricted stock grant as set forth above), (b) any accrued cash bonuses (which are accrued at the time of termination), (c) additional bonuses to which Mr. Heindel became eligible under the current bonus program for the calendar year 2009, and (d) the continuing payment of Employee’s Family COBRA Health Insurance coverage for a maximum of 18 months from the date of termination. In addition, Mr. Heindel’s stock options and restricted stock will immediately vest 100% and his options may be exercised for a period of 12 months from the termination date but not later than their expiration date.

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In the event of a termination without Cause upon not less than 90 days’ advance written notice, the Company will pay to Mr. Heindel: (i) base salary for an additional 12 months in accordance with normal payroll practices and (ii) an amount equal to any accrued cash bonuses (that are accrued at the time of termination) in a lump sum within three months after such termination. The Company may accelerate the effective date of the termination without Cause, if the Company increases the amount payable to Mr. Heindel to an amount equal to the amount Mr. Heindel would receive following termination within six months of a change of control, as described above. In addition, Mr. Heindel’s stock options and restricted stock will immediately vest 100% upon termination and his stock options may be exercised for 90 days from the termination date but not later than their expiration date.

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In the event of a termination by Mr. Heindel without Good Reason (as defined in the Employment Agreement) upon not less than 90 days’ advance written notice to the Company, the Company shall pay to Mr. Heindel base salary and benefits for a period of 90 days from the date of such notice. In addition, Mr. Heindel’s stock options may be exercised for 90 days from the termination date but not later than their expiration date.

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In the event of a termination by Mr. Heindel with Good Reason, the Company shall pay to Mr. Heindel an amount equal to the amount Mr. Heindel would receive following termination within six months of a change of control, as described above. In addition, Mr. Heindel’s stock options and restricted stock will immediately vest 100% and his stock options may be exercised for 90 days from the termination date but not later than their expiration date.

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Notwithstanding the foregoing, if Mr. Heindel is a “specified employee” as defined in Internal Revenue Code Section 409A, any payments made upon Mr. Heindel’s termination will be made at a time and in a manner that will not subject Mr. Heindel to the excise tax under Section 409A.

Under the Employment Agreement, Mr. Heindel also agreed not to compete against the Company for a period of one year following any termination of Mr. Heindel’s employment with the Company.

The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Employment Agreement contained herein is qualified in its entirety by the full text of Employment Agreement in Exhibit 10.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated January 4, 2010, between the Company, PECO II Global Services, Inc. and John G. Heindel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

Date: January 8, 2010	By:	/s/ JOHN G. HEINDEL
John G. Heindel
Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated January 4, 2010, between the Company, PECO II Global Services, Inc. and John G. Heindel.